UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 10, 2014

Commission File #: 000-53723

TAURIGA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, Connecticut 06180
 (Address of principal US executive offices)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On March 10, 2014, Tauriga Sciences, Inc., a Florida corporation, (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Doc Greene’s Acquisition Sub, LLC, a California limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), Honeywood, LLC, a California limited liability company (“Honeywood”), and the members of Honeywood (together with Honeywood, the “Sellers”).  Pursuant to the Merger Agreement, Merger Sub will merge with and into Honeywood (the “Merger”), with Honeywood surviving the Merger as a wholly-owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), each membership interest of Honeywood will be converted into the right to receive restricted shares of the Company’s common stock such that the members of Honeywood shall receive, in the aggregate, the number of shares of the Company’s common stock equal to 32.0% of the aggregate number of shares of the Company’s common stock outstanding on a fully-diluted basis as of the date immediately preceding the date of the closing of the transactions contemplated by the Merger Agreement.

The obligation of the Sellers to consummate the Merger is subject to a condition that the Company shall have raised $1,000,000 (the “Financing”) to be held in escrow pending the closing of the Merger and to be used following the Merger for the general corporate and working capital purposes of the surviving entity.  Any moneys paid by the Company to Honeywood in advance of the closing of the Merger, including the $175,000 of deposits described below, will be credited toward the aggregate amount of financing that must be raised to meet this condition.  The obligation of the Company to consummate the Merger is subject to a condition that the Company shall have received a notice of effectiveness from the Securities and Exchange Commission (the “Commission”) with respect to a Registration Statement on Form S-1 that the Company intends to file pursuant to the Securities Purchase Agreement described below (the Registration Statement”). The consummation of the Merger is also subject to the satisfaction of other customary conditions, including completion of due diligence, obtaining requisite consents and approvals and performance in all material respects by the parties of their covenants and agreements under the Merger Agreement.

The Merger Agreement contains representations and warranties customary for transactions of this type.  Subject to certain limitations, the parties agreed to indemnify each other for breaches of representations, warranties and agreements and certain other items.

Honeywood has entered into customary covenants and agreements, including, among others, agreements to conduct its business in all material respects in the ordinary course between the execution of the Merger Agreement and the Effective Time and not to engage in specified kinds of transactions during this period.  In addition, the parties have agreed to terminate any and all existing activities, discussions and negotiations with respect to any offer or proposal to acquire all or a majority of any party’s capital stock or equity interests or all or 10% or more of the assets or business of any party, whether by merger, consolidation, reorganization, purchase of stock/interests, purchase of assets, tender offer, exchange offer or otherwise (an “Alternative Proposal”).  In addition, each party has agreed not to solicit, initiate or knowingly encourage the submission of any Alternative Proposal.  From the date of the execution of the Merger Agreement until 120 days following the closing of the Merger, the Company has agreed not to utilize securities drawn under its common stock purchase agreement (“ATM”) entered into between the Company and Hanover Holdings I, LLC on June 13, 2013, without the prior written consent of the other parties to the Merger Agreement, which consent shall not be unreasonably withheld.  The Company has further covenanted to use at up to one half of the remaining shares under the ATM to fund the surviving entity’s business operations, expansion or other working capital needs between the closing of the Merger and July 30, 2016, if necessary.

Each party is required to use commercially reasonable efforts, among other things, to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by the Merger Agreement.

On March 11, 2014, the Company paid a nonrefundable deposit to Honeywood on the Merger of $75,000.  In addition, the Company is obligated to pay Honeywood an additional deposit of $100,000 on or before March 24, 2014.  If the Merger is not consummated for any reason, then these amounts, as well as any other amounts paid by the Company to Honeywood (exclusive of payments of rent on Honeywood’s corporate offices that the Company has agreed to pay and certain legal fees), will be converted into an equity ownership interest in Honeywood by the Company based on a pre-transaction valuation of Honeywood of $3,000,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1, and incorporated herein by reference. The foregoing summary has been included to provide investors with information relating to the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Honeywood or their respective subsidiaries or affiliates.

Securities Purchase Agreement

On March 10, 2014, the Company entered into a Securities Purchase Agreement, dated as of March 7, 2014 (the “Securities Purchase Agreement”) by and between the Company and the investor identified therein (the “Investor”) for the private placement of warrants (the “Warrants”) to purchase up to $1,000,000 of the Company’s common stock, par value $0.00001 per share (“Common Stock”).  The aggregate purchase price for the Warrants is $1,000,000, $250,000 of which was deposited into escrow prior to entry into the Securities Purchase Agreement, $250,000 of which will be deposited to escrow no later than one day prior to the closing of the Merger, and the remaining $500,000 of which will be paid within 90 days after the closing of the Merger.

The exercise price for the Warrants is the lower of $0.05 per share or the average of the volume weighted average price of the Common Stock for the five trading days immediately prior to such exercise, with a discount no greater than 35% of such five-day volume weighted average price.  The Warrants will be exercisable at any time from the closing date through and including the 24-month anniversary of the closing date.  The Warrants are subject to customary protections against stock dividends and splits as well as fundamental transactions.

As promptly as possible, and in any event within 45 days after the date of the Securities Purchase Agreement, the Company will prepare and file with the Commission the Registration Statement.  The Company has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective, and to use its commercially reasonable efforts to keep the Registration Statement continuously effective, subject to certain exceptions, until the earlier of the date that all underlying shares of Common Stock covered by the Warrants have been sold or can be sold publicly pursuant to Commission Rule 144 without compliance with its current public information requirements or volume or manner-of-sale restrictions.

The Securities Purchase Agreement contains representations and warranties customary for transactions of this type.  Furthermore, the obligation of the Investor to purchase the Warrants, and the obligation of the Company to issue the Warrants, are subject to conditions precedent customary for transactions of this type, including the declaration of effectiveness by the Commission of the registration statement.

The foregoing description of the Securities Purchase Agreement, the Warrants and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement, attached hereto as Exhibit 10.1, and incorporated herein by reference. The foregoing summary has been included to provide investors with information relating to the terms of the Securities Purchase Agreement and the Warrants and is qualified in its entirety by the terms and conditions of the Securities Purchase Agreement. It is not intended to provide any other factual information about the Company, the investors or their respective subsidiaries or affiliates.

Cautionary Note on Forward-Looking Statements

Except for statements of historical fact, this Current Report on Form 8-K (this “Form 8-K”) contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on the Company’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including those identified in the Company’s filings with the Commission, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which the Company has little or no control. Such forward-looking statements are made only as of the date of this Form 8-K, and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Item 8.01. Other Events.

On March 11, 2014, the Company issued a press release announcing the entry into the Merger Agreement and the Securities Purchase Agreement. The press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

The following exhibits are furnished or filed as part of this Current Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated March 10, 2014
10.1	Securities Purchase Agreement, dated March 7, 2014.
99.1	Press Release of Tauriga Sciences, Inc., dated March 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC

Date: March 14, 2014	By:	/s/ Stella M. Sung, Ph.D
Stella M. Sung, Ph.D
Chief Executive Officer